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                         [LETTERHEAD OF JAWORSKI L.L.P.]


                                  June 17, 1999

G-III Apparel Group, Ltd.
512 Seventh Avenue
New York, New York 10018

Gentlemen:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by G-III Apparel Group, Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 50,000 shares of Common Stock of the Company, par value $.01 per share, which may be issued upon the exercise of options granted or to be granted pursuant to the G-III Apparel Group, Ltd. 1999 Stock Option Plan For Non-Employee Directors (the "Plan") (collectively, the "Shares").

        As counsel for the Company, we have examined such corporate records, documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of options granted or to be granted pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued upon the exercise of options granted or to be granted under the Plan, and payment therefor, each in accordance with the terms of the options and the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Interests of Named Experts and Counsel" in each Prospectus constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                               /s/ Fulbright & Jaworski L.L.P.